Exhibit 99




          American Ref-Fuel Holdings Corp. and Subsidiaries


          Consolidated Financial Statements
          As of December 31, 2004 and 2003, and for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, and the period from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002

American Ref-Fuel Holdings Corp. and Subsidiaries
Index to Consolidated Financial Statements

--------------------------------------------------------------------------------


                                                                         Page(s)
                                                                         -------

     Reports of Independent Auditors                                       1-3

     Consolidated Balance Sheets                                            4

     Consolidated Statements of Operations and Comprehensive Income         5

     Consolidated Statements of Stockholders' Equity                        6

     Consolidated Statements of Cash Flows                                  7

     Notes to Consolidated Financial Statements                           8-35

             Report of Independent Registered Public Accounting Firm


The Board of Directors and Stockholders of
American Ref-Fuel Holdings Corp. and Subsidiaries:


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of American Ref-Fuel Holdings Corp. and Subsidiaries (the "Company") at December 31, 2004 and 2003, and the results of their operations and their cash flows for the year ended December 31, 2004 and the period from December 12, 2003 through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




PricewaterhouseCoopers LLP
Florham Park, NJ
March 15, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders of
American Ref-Fuel Holdings Corp. and Subsidiaries:


In our opinion, the accompanying consolidated statement of operations and comprehensive income, of stockholders' equity and of cash flows for the period January 1, 2003 through December 12, 2003 present fairly, in all material respects, the results of operations and cash flows of American Ref-Fuel Holdings Corp. and Subsidiaries (the "Company"), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.




PricewaterhouseCoopers LLP
Florham Park, NJ
June 30, 2004

         REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Stockholders
American Ref-Fuel Holdings Corp.:


We have audited the accompanying consolidated statements of operations and comprehensive income, stockholders' equity and cash flows of American Ref-Fuel Holdings Corp. and subsidiaries for the year ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the consolidated financial statements of Ref-Fuel Holdings LLC (a 50-percent owned investee company). The Company's equity in earnings of Ref-Fuel Holdings LLC was approximately $52.9 million for the year ended December 31, 2002. The consolidated financial statements of Ref-Fuel Holdings LLC were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Ref-Fuel Holdings LLC, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of American Ref-Fuel Holdings Corp. and subsidiaries for the year ended December 31, 2002, in conformity with U.S. generally accepted accounting principles.



KPMG LLP
Short Hills, New Jersey

April 11, 2003, except for the reclassifications described in the second and sixth paragraphs of
  Note 4, which are as of June 24, 2004

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Balance Sheets (Dollars in Thousands)
-----------------------------------------------------------------------------------------

                                                                      December 31,
                                                                    2004          2003
                                                                ------------   ----------
                          Assets
Current assets:
  Cash and cash equivalents                                     $    88,945    $  17,537
  Restricted cash and cash equivalents                               73,103            -
  Receivables, net of allowance of $1,491 and $954                   72,027           94
  Income tax receivable                                               4,338        3,760
  Prepaid expenses and other current assets                          12,846          907
  Assets of business held for sale                                        -      184,521
                                                                ------------   ----------
Total current assets                                                251,259      206,819

  Restricted cash and cash equivalents                               90,971            -
  Property, plant and equipment, net                              1,187,178            -
  Intangible assets, net                                            542,877       10,383
  Goodwill                                                          123,984            -
  Equity investments                                                      -      488,002
  Other assets                                                        4,806          237
                                                                ------------   ----------
Total assets                                                    $ 2,201,075    $ 705,441
                                                                ============   ==========

        Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued liabilities                      $    48,879    $   7,539
  Deferred income taxes                                                   -        4,012
  Current portion of long-term debt                                  87,184            -
  Accrued interest                                                   22,115        2,527
  Liabilities of businesses held for sale                                 -      141,273
                                                                ------------   ----------
Total current liabilities                                           158,178      155,351

  Long-term debt, less current portion                            1,383,829      308,179
  Deferred income taxes                                             149,419      116,875
  Other liabilities                                                 224,649          133
                                                                ------------   ----------
Total liabilities                                                 1,916,075      580,538
                                                                ------------   ----------

Commitments and contingencies (Note 19)

Minority interest in consolidated subsidiary                            742            -
                                                                ------------   ----------

Stockholders' equity:
  Common stock, Class A, 263,987 of $0.001 par value issued in
   2004 and 1,000 of $0.01 issued in 2003                                 1            1
  Additional paid-in capital                                        300,306      123,908
  Retained earnings                                                 (16,049)         994
                                                                ------------   ----------
Total stockholders' equity                                          284,258      124,903
                                                                ------------   ----------
Total liabilities and stockholders' equity                      $ 2,201,075    $ 705,441
                                                                ============   ==========

The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (In Thousands)
----------------------------------------------------------------------------------------------------------

                                                                 December 12, | January 1,
                                                   Year Ended      2003 to    |   2003 to      Year Ended
                                                  December 31,   December 31, | December 12,  December 31,
                                                      2004           2003     |    2003           2002
                                                  ------------   ------------ | ------------  ------------
Revenues                                                                      |
  Waste disposal and related services             $   194,950    $         -  | $         -   $         -
  Energy                                               93,188              -  |           -             -
  Other                                                10,506              -  |           -             -
                                                  ------------   ------------ | ------------  ------------
    Total net revenues                                298,644              -  |           -             -
                                                  ------------   ------------ | ------------  ------------
                                                                              |
Expenses                                                                      |
  Operating                                           116,089              -  |           -             -
  Depreciation and amortization                        45,154              4  |         258           281
  General and administrative                           30,216            358  |       4,634         7,548
  Transaction costs related to MSW Merger                   -              -  |      16,600             -
  Loss on asset retirements                             1,765              -  |           -             -
                                                  ------------   ------------ | ------------  ------------
    Total operating costs and expenses                193,224            362  |      21,492         7,829
                                                  ------------   ------------ | ------------  ------------
                                                                              |
Operating income                                      105,420           (362) |     (21,492)       (7,829)
                                                                              |
  Interest income                                       2,967            133  |         519           616
  Interest expense                                    (69,219)        (2,677) |     (10,651)      (12,202)
  Loss on extinguishment of debt                            -              -  |      (1,655)            -
  Equity in net earning of unconsolidated                                     |
   subsidiaries                                         6,148          3,969  |      50,204        52,898
  Minority interest in net income of subsidiaries     (12,283)             -  |           -             -
  Other, net                                              303              -  |       3,278         2,020
                                                  ------------   ------------ | ------------  ------------
                                                                              |
Income before income taxes                             33,336          1,063  |      20,203        35,503
  Provision for income taxes                           17,818            498  |      12,362        15,639
                                                  ------------   ------------ | ------------  ------------
                                                                              |
Income from continuing operations                      15,518            565  |       7,841        19,864
                                                  ------------   ------------ | ------------  ------------
Discontinued operations:                                                      |
  Income from discontinued operations net of                                  |
   income tax expense of $5,373, $382, $3,310                                 |
   and $418, respectively                               5,589            429  |       2,888         2,612
  Loss on disposal of discontinued operations,                                |
   net of income tax benefit of $0, $0, $0,                                   |
   $(3,238), respectively                                   -              -  |           -       (10,427)
                                                  ------------   ------------ | ------------  ------------
                                                                              |
 Income (loss) from discontinued operations             5,589            429  |       2,888        (7,815)
                                                  ------------   ------------ | ------------  ------------
                                                                              |
Net income                                             21,107            994  |      10,729        12,049
  Other comprehensive (loss) income                      (211)             -  |           -           502
                                                  ------------   ------------ | ------------  ------------
                                                                              |
Comprehensive income                              $    20,896    $       994  | $    10,729   $    12,551
                                                  ============   ============ | ============  ============

 The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Statements of Stockholders' Equity (In Thousands)
--------------------------------------------------------------------------------------------------------------------------
                           Participating
                            Convertible  Common  Additional             Accumulated              Deferred        Total
                             Preferred   Stock -   paid-in   Retained  comprehensive Treasury  compensation  stockholders'
                               Stock     Class A   capital   earnings   income(loss)   Stock       plan         equity
                           ------------- ------- ---------- ---------- ------------- --------- ------------  -------------
Balance at January 1, 2002
 (Predecessor)              $    70,955  $    18 $   3,982  $  36,123   $      (502) $      -   $        -    $   110,576

 Modification of stock
  options                             -        -      2,589         -             -         -            -          2,589

 Exercise of stock options            -        -       194          -             -      (194)           -              -

 Shares received for taxes
  on stock options                    -        -         -          -             -       (32)           -            (32)

 Stock contributed to
  deferred compensation plan          -        -     2,160          -             -         -       (2,160)             -

 Comprehensive income                 -        -         -     12,049           502         -            -         12,551
                           ------------- ------- ---------- ---------- ------------- --------- ------------  -------------
Balance at December 31,
 2002                            70,955       18     8,925     48,172             -      (226)      (2,160)       125,684

 Acceleration of stock
  option vesting                      -        -       713          -             -         -            -            713

 Exercise of stock options            -        4     2,389          -             -      (726)           -          1,667

 Shares received for taxes
  on stock options                    -        -         -          -             -      (108)           -           (108)

 Stock contributed to
  deferred compensation
  plan                                -        -     6,976          -             -         -       (6,976)             -

 Comprehensive income                 -        -         -     10,729             -         -            -         10,729
                           ------------- ------- ---------- ---------- ------------- --------- ------------  -------------
Equity prior to the MSW
 Transaction (Predecessor)  $    70,955  $    22 $  19,003  $  58,901   $         -  $ (1,060)  $   (9,136)   $   138,685
                           ============= ======= ========== ========== ============= ========= ============  =============
Balance at December 12,
 2003                       $         -  $     1 $ 123,908  $       -   $         -  $      -   $        -    $   123,909

 Comprehensive income                 -        -         -        994             -         -            -            994
                           ------------- ------- ---------- ---------- ------------- --------- ------------  -------------
Balance at December 31,
 2003                                 -        1   123,908        994             -         -            -        124,903

 Unrealized gain on
  investment from the
  consolidation of Ref-Fuel
  Holdings                            -        -         -          -           211         -            -            211

 Contribution of Senior
  Notes                               -        -    40,000          -             -         -            -         40,000

 Equity contributed in the
  August 31 Transactions              -        -   136,398          -             -         -            -        136,398

 Comprehensive income                 -        -         -     21,107          (211)        -            -         20,896

 Dividends paid                       -        -         -    (38,150)            -         -            -        (38,150)
                           ------------- ------- ---------- ---------- ------------- --------- ------------  -------------
Balance at December 31,
 2004                       $         -  $     1 $ 300,306  $ (16,049)  $         -  $      -   $        -    $   284,258
                           ============= ======= ========== ========== ============= ========= ============  =============


 The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

Consolidated Statements of Cash Flows (In Thousands)
----------------------------------------------------------------------------------------------------------

                                                                 December 12, |  January 1,
                                                   Year Ended      2003 to    |    2003 to      Year Ended
                                                  December 31,   December 31, |  December 12,  December 31,
                                                      2004           2003     |     2003           2002
                                                  ------------   ------------ |  ------------  ------------
                                                                              |
Cash flows from operating activities                                          |
Net income                                        $    21,107    $       994  |  $    10,729   $    12,049
Adjustments to reconcile net income to net cash                               |
 provided by operating activities:                                            |
 Depreciation and amortization                         69,239            174  |       17,329        21,254
 Deferred income taxes                                 18,895            712  |       11,932         8,834
 Revenue contract levelization                         15,163              -  |            -             -
 Interest on loss contracts                             1,410              -  |            -             -
 Reversal of provision for accounts receivable              -              -  |         (664)       (5,028)
 Noncash compensation charge for altering                                     |
  options                                                   -              -  |          713         2,192
 Accrued interest added to principal on note                -              -  |        5,350         4,800
 Loss (gain) on asset retirements                       1,765              -  |         (414)          369
 Loss on sale of subsidiary                                 -              -  |            -        13,665
 Earnings from equity investments                      (6,148)        (3,969) |      (50,802)      (53,347)
 Distributions from equity investments                 31,500              -  |       36,791        47,555
 Loss on refinancing and extinguishment of debt             -              -  |        1,655        19,050
 Minority interests in net income (loss) of                                   |
  subsidiaries                                         12,283           (454) |        3,043         4,683
 Changes in assets and liabilities:                                           |
  Receivables                                             901         (3,204) |        6,997          (401)
  Prepaid expenses and other current assets            (1,844)            83  |          374           249
  Other long-term assets                                4,466              -  |            -             -
  Accounts payable, and other current liabilities      (3,561)        (1,310) |        2,693         1,660
  Income taxes payable                                (10,017)           880  |        3,132          (352)
  Accrued interest                                     (3,659)         2,983  |         (135)       (1,863)
  Other accrued liabilities                             2,730             16  |       (3,942)          306
                                                  ------------   ------------ |  ------------  ------------
Net cash provided by (used in) operating activities   154,230         (3,095) |       44,781        75,675
                                                  ------------   ------------ |  ------------  ------------
                                                                              |
Cash flows from investing activities:                                         |
 Capital expenditures                                 (13,047)             -  |       (1,049)       (4,381)
 Payments (to) from restricted cash investments       (18,308)         6,046  |       (5,327)          328
 Proceeds from sale of subsidiaries                    42,508         (5,498) |            -       (19,046)
 Proceeds from sale of interest in note receivable          -              -  |          425             -
 Proceeds from sale of equipment                           50              -  |           68           249
 Payments for intangible assets                        (2,055)             -  |          (26)       (5,158)
 Cash from the consolidation of unconsolidated                                |
  subsidiary                                           40,238              -  |            -             -
 Acquisitions, net of cash acquired                     7,678              -  |            -       (12,617)
                                                  ------------   ------------ |  ------------  ------------
Net cash provided by (used in) investing activities    57,064            548  |       (5,909)      (40,625)
                                                  ------------   ------------ |  ------------  ------------
                                                                              |
Cash flows from financing activities:                                         |
 Proceeds from long-term debt                               -        310,000  |            -       162,300
 Payments on long-term debt                          (100,244)        (1,821) |     (143,132)     (138,212)
 Payment of debt issuance costs                             -         (9,216) |         (363)       (3,927)
 Distributions to minority shareholders in                                    |
  consolidated subsidiaries                            (1,492)             -  |         (955)       (1,575)
 Dividends paid                                       (38,150)             -  |            -             -
 Capital contributions                                      -        123,909  |            -             -
 Exercise of stock options and warrants                     -              -  |        1,667             -
 Advance from MSW Merger                                    -              -  |       32,686             -
 Payments pursuant to MSW Merger                            -       (408,657) |            -             -
                                                  ------------   ------------ |  ------------  ------------
Net cash (used in) provided by financing activities  (139,886)        14,215  |     (110,097)       18,586
                                                  ------------   ------------ |  ------------  ------------
                                                                              |
Net change in cash and cash equivalents                71,408         11,668  |      (71,225)       53,636
Cash and cash equivalents at beginning of period       17,537          5,869  |       77,094        23,458
                                                  ------------   ------------ |  ------------  ------------
Cash and cash equivalents at end of period        $    88,945    $    17,537  |  $     5,869   $    77,094
                                                  ============   ============ |  ============  ============


 The accompanying notes are an integral part of these consolidated financial statements.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

1.   Organization and Basis of Presentation

American Ref-Fuel Holdings Corp. (Holdings Corp.), formerly known as United American Energy Holdings Corp., and subsidiaries (collectively, the Company) is engaged in the business of acquiring, developing, owning and managing waste and energy-related businesses in the United States. The Company has had investments in and/or manages waste-to-energy facilities, transfer stations, landfills, electric-generating facilities and steam cogeneration facilities.

Prior to the MSW Transaction on December 12, 2003, as defined and described in
Note 3, the Company primarily derived its revenue from: (i) the sale of electrical energy and capacity, thermal energy and waste disposal services; (ii) earnings on equity investments; and (iii) providing operation and management services to various energy businesses for fixed and variable fees. Following the MSW Transaction, the Company sold several of its operating subsidiaries to a wholly-owned subsidiary of Delta Power Company, LLC (Delta) on December 15, 2003. As of December 31, 2003, the Company had a 50% equity ownership in Ref-Fuel Holdings LLC (Ref-Fuel Holdings), through its ownership of MSW Energy Holdings II LLC (MSW Energy Holdings II), and 100% ownership of UAE Mecklenburg Cogeneration LP, a coal-fired facility in Clarksville, VA (the Mecklenburg Facility). The Company sold the Mecklenburg Facility on August 18, 2004 (see
Note 4). As a result of these transactions, the Company's primary business is the ownership, operation and development of waste-to-energy facilities.

On April 30, 2004, the Company entered into a series of transactions (Equalization Transactions) which changed its ownership structure. As a result, Holdings Corp. is now owned 60% by affiliates of Credit Suisse First Boston Private Equity, Inc. (CSFB Private Equity), and 40% by entities managed by AIG Global Investment Corp. (AIGGIC) (collectively, the Control Group).

Also as a result of the Equalization Transactions, the Company acquired a 0.01% ownership interest in and was named the managing member of MSW Energy Holdings LLC (MSW Energy Holdings), which holds a 49.8% membership interest in Ref-Fuel Holdings. After the Equalization Transactions, MSW Energy Holdings was owned 60% by MSW Acquisition LLC, an affiliate of CSFB Private Equity, and 39.99% by entities managed by AIGGIC.

As a result of the Equalization Transactions, the Company gained effective control of the operations of Ref-Fuel Holdings, as 99.8% of the interests in Ref-Fuel Holdings were owned by the Control Group as of April 30, 2004. Accordingly, the Company began consolidating Ref-Fuel Holdings and MSW Energy Holdings results of operations, cash flows and balance sheets as of April 30, 2004.

On August 31, 2004, the Company and certain investment funds affiliated with CSFB Private Equity and certain funds managed by AIGGIC effected a series of transactions that resulted in Holdings Corp. becoming the direct and indirect parent of MSW Energy Holdings (the August 31 Transactions) (see Note 6).

American Ref-Fuel Company LLC (American Ref-Fuel, ARC, or ARC LLC), a wholly-owned subsidiary of Ref-Fuel Holdings, owns partnerships that develop, own and operate waste-to-energy facilities, which combust municipal solid waste and produce energy in the form of electricity and steam. Through such partnerships, American Ref-Fuel owns or controls six waste-to-energy facilities located in the northeastern United States (the ARC operating facilities). The subsidiaries of American Ref-Fuel that operate the ARC operating facilities (the ARC operating companies) derive revenue principally from disposal or tipping fees received for accepting waste and from the sale of electricity and steam produced by those facilities. ARC subsidiaries include: (a) American Ref-Fuel Company (Ref-Fuel Management); (b) TransRiver Marketing Company, L.P. (TransRiver); (c) American Ref-Fuel Company of Hempstead (Hempstead); (d) American Ref-Fuel Company of Essex County (Essex); (e) American Ref-Fuel Company of Southeastern Connecticut (Seconn); (f) American Ref-Fuel Company of Niagara, L.P. (Niagara); (g) American Ref-Fuel Company of Semass, L.P. (Ref-Fuel Semass);
(h) American Ref-Fuel Operations of Semass, L.P. (Semass Operator); and (i) American Ref-Fuel Company of Delaware Valley, L.P. (Delaware Valley) (collectively referred to as the American Ref-Fuel Partnerships).

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Holdings Corp., its wholly-owned subsidiaries including MSW Energy Holdings LLC and MSW Energy Holdings II LLC, and Ref-Fuel Holdings. Prior to the Equalization Transactions, the Company's investment in Ref-Fuel Holdings was accounted for using the equity method of accounting. As a result of the Equalization Transactions and the associated acquisition of MSW Energy Holdings, the Company has effective control of Ref-Fuel Holdings and MSW Energy Holdings and as of April 30, 2004, is consolidating their results of operations, cash flows, and balance sheets. All significant intercompany transactions and balances have been eliminated in consolidation. The minority interests shown relate to Duke's 0.2% interest in Ref-Fuel Holdings and, for the period from April 30, 2004 through August 31, 2004, the 99.99% nonmanaging interests in MSW Energy Holdings.

Reclassifications

Certain reclassifications have been made to the prior years to conform to the current years' presentation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management of the Company to make estimates and assumptions that affect the (a) reported amounts of assets and liabilities at the date of the financial statements; (b) disclosures of contingent assets and liabilities at the date of the financial statements; and (c) the reported amounts of revenues and expenses recognized during the reporting period. Significant estimates include the estimated lives of long-lived assets, allowances for doubtful accounts receivable, estimated useful lives and fair value adjustments of net tangible and intangible assets, liabilities for self-insurance and certain landfill liabilities. Such estimates may be subsequently revised as necessary when additional information becomes available. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash balances and unrestricted short-term investments with original maturities of three months or less.

Restricted cash and cash equivalents

The Company is required to maintain cash and investment balances that are restricted by provisions of its debt, operational or lease agreements, and obligations under the Duke Agreement, as described below. These amounts are held by financial institutions in order to comply with contractual provisions requiring such reserves.

Restricted cash and investments are invested in accounts earning market rates; therefore, the carrying value approximates fair value. Restricted cash and investments are excluded from cash and cash equivalents in the accompanying financial statements, and changes in these assets are characterized as investing activities in the consolidated statements of cash flows. Restricted cash and investments include certain investments stated at amortized cost, which approximates market, including debt securities that are classified as ``held-to-maturity'' as the Company has the intent and ability to hold the securities to maturity. The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of this statement, investments that are classified as available-for-sale are marked to market with unrealized gains and losses reported as a component of other comprehensive income. The Company's only investment classified as available-for-sale was sold during 2004.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

Fair value of financial instruments

Unless disclosed otherwise, all other financial instruments of the Company are stated at cost, which management believes approximates fair market value.

Property, plant and equipment

Property, plant and equipment are stated at cost. The Company provides for depreciation of its assets using the straight-line method over the estimated useful lives.

Routine repairs and maintenance are charged against current operations. Expenditures that increase value, increase capacity or extend useful lives are capitalized.

When property and equipment are retired, sold, or otherwise disposed of, the cost, net of accumulated depreciation, is removed from the accounts and any resulting gain or loss is included in operating income for the period.

The Company maintains a supply of various spare parts integral to its operations. Certain spare parts that are not expected to be used within the upcoming year have been classified as long-term spare parts inventory within property, plant and equipment.

Landfill costs, including original acquisition cost and incurred construction costs, are amortized over the estimated capacity of the landfill based on a per-unit basis as landfill space is consumed.

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", management periodically reviews long-lived assets and intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is calculated and recognized. The effect of any impairment would be to expense the difference between the fair value of such asset and its carrying value.

Goodwill

Goodwill represents the total consideration paid in excess of the fair value of the net tangible and identifiable intangible assets acquired and the liabilities assumed. In accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", the Company performs an annual fair value test of its recorded goodwill for its reporting units using a discounted cash flows approach. As of December 31, 2004, the Company's estimate of the fair value indicated no impairment of goodwill in its annual assessment.

Intangible assets

Energy contract intangibles represent the amount by which the contract rates in long-term energy sales contracts held by certain subsidiaries of the Company exceeded fair value on the dates that these subsidiaries were acquired. These contract-related intangibles are amortized into income as a reduction of energy revenues on a straight-line basis over the remaining terms of the applicable contracts, which range from five to fifteen years.

Waste contract intangibles represent the amount by which the contract rates in long-term waste sales contracts held by Hempstead exceeded fair value on the dates that the partnership was acquired. These contract-related intangibles are being amortized into income as a reduction of waste revenues on a straight-line basis through 2009, the term of the applicable contracts.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

The Company has intangible assets relating to Nitrous Oxide (NOx) emission allowances. These assets have indefinite lives and, as such, are not amortized. Consistent with all the Company's intangible assets, these are reviewed under the provisions of SFAS No. 142 for potential impairment on an annual basis.

Deferred financing costs represent certain capitalizable costs incurred by the Company to finance its long-term debt obligations. These costs are amortized to interest expense over the life of the related debt using the effective interest method.

Equity method investment

Investments are accounted for using the equity method of accounting if the investment gives the Company the ability to exercise significant influence, but not control, over an investee. Significant influence is generally deemed to exist if the Company has an ownership interest in the voting stock of the investee of between 20% and 50%, although other factors, such as representation on the investee's board of directors, are considered in determining whether the equity method of accounting is appropriate.

The Company's investment in Ref-Fuel Holdings was accounted for using the equity method of accounting prior to the Equalization Transactions. As a result, the accompanying consolidated results of operations include the Company's share of net earnings in "Equity in net earnings of Ref-Fuel Holdings" for the period up to April 30, 2004, the periods from December 12, 2003 through December 31, 2003 and January 1, 2003 through December 12, 2003, and the year ended December 31, 2002.

Income Taxes

The Company accounts for income taxes under the assets and liability method. The provision for income taxes includes deferred income taxes resulting from items reported in different periods for income tax and financial statement purposes. Deferred income tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred income tax assets and liabilities are recognized in the period that includes the enactment date. A valuation allowance is provided when necessary to reduce deferred tax assets to amounts expected to be realized.

Other liabilities

Other current and other long-term liabilities primarily consist of (a) fair value adjustments related to certain operating leases and long-term waste contracts acquired by the Company; (b) deferred revenue; (c) accruals for certain long-term incentive plans; (d) energy contract levelization (see Notes 10 and 14); and (e) the Duke Agreement, as defined below.

The fair value adjustment related to the operating lease represents the amount by which future rent payments on the Delaware Valley facility lease exceeded the fair market value of that facility as of the acquisition dates. This amount is being amortized as a decrease in facility rent expense on a straight-line basis through 2016, the end of the associated lease.

The fair value adjustment related to the acquired long-term waste contracts represents the amount by which the fair value of long-term waste sales contracts held by Ref-Fuel Semass and Essex exceeded the contract rates on the dates that the partnerships were acquired. These costs are being amortized as an increase to waste disposal revenues using the straight-line method over the term of the applicable contracts.

Landfill closure and postclosure costs are also included in other long-term liabilities. The Company accrues landfill closure and postclosure costs as the remaining permitted space of the landfill is consumed over the expected life cycle of the landfill. Landfill retirement costs arising from post-closure obligations, are capitalized as part of the landfill asset, are being amortized consistent with the landfill's current estimated life.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

Landfill retirement costs arising from final capping obligations are being amortized on a units-of-consumption basis over the estimated number of tons of waste that each final capping event covers.


The Company is accounting for the long-term power contracts at Ref-Fuel Semass in accordance with Emerging Issues Task Force (EITF) Issues 91-6, "Revenue Recognition of Long-Term Power Sales Contracts", and 96-17, "Revenue Recognition under Long-Term Power Sales Contracts That Contain both Fixed and Variable Pricing Terms", which require the Company to recognize power revenues under these contracts as the lesser of (a) amounts billable under the respective contracts; or (b) an amount determinable by the kilowatt hours made available during the period multiplied by the estimated average revenue per kilowatt hour over the term of the contract. The determination of the lesser amount is to be made annually based on the cumulative amounts that would have been recognized had each method been applied consistently from the beginning of the contract. The difference between the amount billed and the amount recognized is included in other long-term liabilities.

In June, 2003, MSW Energy Holdings acquired their 49.8% interest from an affiliate of Duke Energy Corporation (Duke). In conjunction with the acquisition, they entered into an agreement with Duke Capital Corporation (Duke Capital), an affiliate of Duke (the Duke Agreement) under which MSW Energy Holdings agreed to pay Duke Capital certain future fees in exchange for Duke Capital's agreement to remain obligated under an existing support agreement related to Ref-Fuel Holdings. The fees payable to Duke Capital escalate over time and a portion of such fees are to be deposited into a restricted account for the benefit of Duke Capital. The Company is in compliance with all of its obligations under this agreement. The present value of the obligation under the Duke Agreement is included in other current and long-term liabilities.

Revenue Recognition

The Company recognizes revenue from two major sources: waste disposal services and energy production. Revenue from waste disposal services is recognized as waste is received, and revenue from energy production is recognized as the energy is delivered.

Concentration of Credit Risk

The Company invests excess cash and funds held in trust in bank deposit accounts, government securities, commercial paper, certificates of deposit and money market investments with a limited number of financial institutions.

The Company has exposure to credit risk in accounts receivable as the Company disposes of waste for and sells energy to a limited number of customers. The Company maintains adequate reserves for potential credit losses. Furthermore, these and other customers are primarily located in the northeastern region of the United States of America.

Unamortized Debt Premium

Unamortized debt premium represents the amount by which the fair value of the Company's debt exceeded par value on the dates that the debt was acquired. These amounts are amortized to interest expense over the life of the related debt using the effective interest method.

Stock-Based Compensation

The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", (FAS 123) as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FAS No. 123", concerning certain transition and disclosure provisions, but applies the intrinsic value recognition provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based compensation plans of the Company.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

Interest Rate Risk Management and Derivatives

The Company has limited involvement with derivative financial instruments and does not use them for trading or speculative purposes. The Company had a derivative financial instrument, designated a cash flow hedge, outstanding from January 2001 through December 2002, which was marked to market through other comprehensive income. There were no derivative instruments outstanding as of December 31, 2003 and December 31, 2004.

Push-Down Accounting

On December 12, 2003, MSW Merger LLC (MSW Merger), an affiliate of CSFB Private Equity, merged with and into Holdings Corp. which continues as the surviving company in the merger (Merger). As a result of this transaction, the Company's assets and liabilities, including the investment in Ref-Fuel Holdings, were revalued to reflect their fair value on the date of acquisition. The value of the assets sold to Delta were determined based on the actual sale price of those assets on December 15, 2003, and the value of the Mecklenburg Project was determined based upon the expected proceeds from its sale.

Upon consummation of the Merger and taking into account the June 30, 2003 acquisition of membership interest in Ref-Fuel Holdings, the Control Group owns, directly and indirectly, 99.8% of the membership interests in Ref-Fuel Holdings (and exercises voting power with respect to the remaining 0.2% interest). EITF Topic D-97, "Push-Down Accounting", requires that Ref-Fuel Holdings' financial statements reflect this change in ownership. Accordingly, the aggregate excess of purchase price over the net assets acquired by the MSW Energy Holdings on June 30, 2003 was pushed-down to Ref-Fuel Holdings and its subsidiaries on December 12, 2003 as a result of the Merger. The value assigned reflects the excess of the purchase price paid over the equity of Ref-Fuel Holdings on the acquisition date which has been allocated to the Company's proportionate share of the fair value of the assets acquired and liabilities assumed, based on an independent valuation of Ref-Fuel Holdings (see Note 5).

Risks and Uncertainties

The Company's operations involve a number of significant risks and uncertainties. Factors that could affect its future operating results and cause actual results to vary materially from expectations and adversely affect the Company's financial condition and prevent it from fulfilling its obligations, include but are not limited to, the Company's dependency on the operations of the ARC operating companies and the Company's substantial indebtedness.


3.   Business Combinations

Merger with MSW Merger LLC

On December 12, 2003, Holdings Corp. completed a merger with MSW Merger, a Delaware limited liability company, pursuant to an agreement and plan of merger dated August 22, 2003 with Holdings Corp. becoming the surviving entity (the MSW Transaction). MSW Merger was owned by several investment funds affiliated with CSFB Private Equity. MSW Merger paid approximately $392 million to acquire the outstanding capital stock of the Company and to extinguish certain Company level debt. Additionally, MSW Merger incurred various costs associated with the merger with the Company and retained certain funded amounts to be retained as working capital by the Company.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

MSW Merger funded the merger with Holdings Corp. through the net proceeds from $225 million in Senior Secured Notes due 2010 issued by MSW Energy Holdings II prior to the Merger, together with loans and capital contributions from the members of MSW Merger of $209 million (see Note 11).

The accompanying consolidated financial statements include the assets, liabilities and results of operations of MSW Merger and its wholly-owned subsidiaries since their inception, on December 12, 2003. The accompanying consolidated financial statements beginning on December 12, 2003 reflect the acquisition basis of MSW Merger in acquiring the outstanding equity of the Company on such date. The purchase price for MSW Merger's acquisition of the Company was assigned to the fair value of the underlying assets and liabilities of the Company. Financial statements for periods before December 12, 2003 are referred to as Predecessor.

The stockholders' equity of the Company acquired by the members of MSW Merger through consummation of the merger was approximately $138.7 million. The excess purchase price has been allocated to the Company's proportionate share of the fair value of the assets acquired and liabilities assumed, based on an independent valuation of Ref-Fuel Holdings, the purchase price for the assets sold to Delta, and the expected purchase price of the Mecklenburg Facility. The amounts allocated to fixed and intangible assets are amortized using the straight-line method over the estimated useful lives of the underlying assets or obligations ranging from ten to twenty years.

A summary of the allocation of purchase price to the fair value of the assets acquired and liabilities assumed by the Company was as follows (in thousands):


  Equity of the Company acquired                                   $ 138,685

  Investment in Ref-fuel Holdings                                    308,627

  Advance from MSW Merger                                             32,686

  Fixed assets and other adjustments, net                            (12,281)

  Identifiable intangible assets                                      20,785

  Other long-term assets                                              (2,817)

  Deferred income taxes                                              (70,592)

  Other liabilities                                                   (6,436)
                                                                   ----------
                Purchase price subject to allocation               $ 408,657
                                                                   ==========


During 2004, the Company finalized the purchase accounting that was applied to this transaction. As a result, the following details the changes to the allocated purchase price during 2004 (in thousands):

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

  Intangible Assets                                                $  (4,009)

  Investment in Ref-fuel Holdings                                      5,018

  Deferred Taxes                                                         919

                                                                   ----------
                Finalization of purchase accounting                $   1,928
                                                                   ==========


4.   Discontinued Operations

Mecklenburg Transaction. MSW Merger entered into a Stock Purchase Agreement with an affiliate of Delta on September 24, 2003 that would have resulted in the sale of the Company's interest in the Mecklenburg Facility to Delta's affiliate for approximately $42.5 million.

Upon the MSW Transaction, the Company's investment in the Mecklenburg Facility was increased to its fair value reflecting the proposed sale to an affiliate of Delta. Consistent with the guidance in SFAS No. 144, the Company is accounting for the sale of its interests in the Mecklenburg Facility as a disposal of a component of the business and has reclassified its consolidated statements of operations to reflect the Mecklenburg Facility as discontinued operations for all periods presented. The assets and liabilities of the Mecklenburg Facility included in the accompanying consolidated balance sheets as of December 31, 2003 as assets and liabilities of discontinued operations were as follows (in thousands):

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------


  Restricted cash and cash equivalents                             $  11,997

  Accounts receivable, net                                             8,975

  Materials and supplies                                               3,015

  Other current assets                                                   554

  Property, plant & equipment, net                                    43,533

  Intangible assets, net                                             114,842

  Deferred charges and other noncurrent assets                         1,605
                                                                   ----------
                Assets of discontinued operations                  $ 184,521
                                                                   ==========

  Accounts payable and accrued expenses                            $   2,256

  Accrued interest                                                     2,057

  Long-term debt                                                     136,900

  Other noncurrent liabilities                                            60
                                                                   ----------
                Liabilities of discontinued operations             $ 141,273
                                                                   ==========


The Company did not sell its interest in the Mecklenburg Facility to Delta, but instead entered into an agreement to sell the Mecklenburg Facility to Virginia Electric and Power Company (Virginia Power). On August 18, 2004, the Company consummated the sale of the Mecklenburg Facility to Virginia Power. The cash received as a result of the sale was $42.5 million (with cash on the balance sheet as of the date of sale of $14.5 million) and the Company recorded this sale which resulted in no gain or loss.

The following divestitures occurred during the periods from December 12, 2003 through December 31, 2003, January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, and have been presented as disposals of a component of an entity in accordance with SFAS No. 144:

Delta Power Transactions. On December 15, 2003, the Company sold its interests in several operating power plants (the Delta Projects) for aggregate cash consideration of approximately $1.8 million to a wholly-owned subsidiary of Delta. The Company and its management have no continuing involvement in the ownership, operation or management of the Delta Projects.

Consistent with the guidance in SFAS No. 144, the Company has accounted for its sale of interests in the Delta Projects as a disposal of a component of the business and has therefore reclassified its consolidated statements of operations to reflect the Delta Projects as discontinued operations for all periods presented. Upon the completion of the MSW Transaction, the Company's investment in the Delta Projects was adjusted to its fair value reflecting the proposed sale to Delta. As a result, the Company did not record a gain or loss on its disposal of its interests in the Delta Projects.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

WBU Transactions. On December 27, 2002, the Company sold its stock interests in several subsidiaries that hold interests in power plants (the WBU Projects) located in California and a subsidiary that provides operation and management services to the same Projects in California and third parties for consideration of $0.5 million. All such subsidiaries and WBU Projects are collectively referred to as the Western Business Unit (WBU). The Company retained certain notes receivable due from the WBU Projects aggregating $2.6 million, after half of these notes were contributed to a subsidiary of WBU in connection with the transaction. The Company and its management have no continuing involvement in the operation of the WBU or any of the WBU Projects.

Consistent with the guidance in SFAS No. 144, the Company accounted for its sale of the WBU as a disposal of a component of the business and has therefore reclassified its consolidated statements of operations to reflect the WBU operations as discontinued operations for the applicable periods presented. The Company recorded a loss on disposal of its interests in the WBU in 2002 of $10.4 million, net of $3.2 million in income tax benefit, after reserves for potentially uncollectible notes receivable of $2.6 million.

Summarized results of operations:

Operating results of discontinued operations for the year ended December 31, 2004, the periods December 12, 2003 to December 31, 2003, January 1, 2003 to December 12, 2003, and the year ended December 31, 2002 (Predecessor), respectively, related to the sale of the Mecklenburg Facility, the Delta Projects, and the WBU Projects, were as follows (in thousands):

                                                    December 12, |   January 1,
                                       Year Ended      2003 to   |     2003 to      Year Ended
                                      December 31,  December 31, |  December 12,   December 31,
                                          2004          2003     |      2003           2002
                                      ------------  ------------ |  ------------   ------------
  Revenue                              $   34,554    $    2,779  |   $   75,372     $  114,993
                                                                 |
                                                                 |
  Income before income taxes           $   10,962    $      811  |   $    8,778     $    7,713
  Income tax expense                       (5,373)         (382) |       (3,310)          (418)
  Minority interests                            -             -  |       (2,580)        (4,683)
                                      ------------  ------------ |  ------------   ------------
  Income from discontinued operations  $    5,589    $      429  |   $    2,888     $    2,612
                                      ============  ============ |  ============   ============

5.   Acquisitions and Investments

The following acquisitions occurred during the three-year period ended December 31, 2004:

Kennebec Transactions. On November 27, 2002, the Company acquired limited partner interests in the Hydro-Kennebec Limited Partnership (Kennebec) for consideration of $11.4 million, plus transaction costs. This investment was included in the Delta projects and sold in December 2003.

MSW Energy Holdings. On April 30, 2004, the Company acquired a 0.01% ownership interest and was named the managing member in MSW Energy Holdings for $15,000. This acquisition, which was a component of the Equalization Transactions, was accounted for using the purchase method of accounting and, accordingly, the consolidated statements of operations include the results of MSW Energy Holdings beginning as of the date of acquisition. The income and distributions allocable to the 99.99% nonmanaging members of MSW Energy Holdings is accounted for as minority interests in consolidated subsidiaries. The assets and liabilities assumed were recorded at fair values, which approximated book values, as of the acquisition date. A summary of the assets acquired and liabilities assumed in the acquisition is as follows (in thousands):

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

  Investment in Ref-Fuel Holdings                                  $ 347,843
  Other assets acquired                                               14,079
  Liabilities assumed                                               (228,697)
  Minority interest in MSW Energy Holdings                          (140,903)
                                                                   ----------
    Cash paid, net of cash acquired of $7,693                      $   7,678
                                                                   ==========

As a result of the Equalization Transactions, the Company gained effective control of the operations of Ref-Fuel Holdings, as 99.98% of the interests in Ref-Fuel Holdings were owned by the Company and MSW Energy Holdings. Accordingly, the Company began consolidating Ref-Fuel Holdings as of April 30, 2004, and the 0.02% interest in the income and distributions allocable to the other owner of Ref-Fuel Holdings is accounted for as minority interests. Ref-Fuel Holdings had $40.2 million of cash and cash equivalents as of April 30, 2004, which is shown as cash from the consolidation of unconsolidated subsidiary on the accompanying Statement of Cash Flows.

On August 31, 2004, the 99.99% nonmanaging interests in MSW Energy Holdings were contributed to the Company is conjunction with the August 31 Transaction, at which time the Control Group contributed $40 million and repaid the Company's Senior Note due November 30, 2013 (see Note 11).

Pro Forma Information (unaudited)
---------------------------------

The following represents the results of Holdings Corp. operations on a pro forma basis as if the Equalization Transactions and the August 31 Transactions had occurred on January 1, 2004 (in thousands):

                                          Year ended
                                         December 31,    Pro Forma    Pro Forma
                                             2004       adjustments      Total
                                         ------------  -------------  ----------
Waste disposal and related services      $   194,950   $  89,496 (a)  $ 284,446
Energy                                        93,188      41,566 (a)    134,754
Other                                         10,506       6,475 (a)     16,981
                                         ------------  -------------  ----------
 Total net revenues                          298,644     137,537        436,181
Operating                                   (116,089)    (73,322)(a)   (189,411)
Depreciation and amortization                (45,154)    (22,842)(a)    (67,996)
General and administrative                   (30,216)    (15,031)(b)    (45,247)
Loss on asset retirements                     (1,765)       (342)(a)     (2,107)
                                         ------------  -------------  ----------
 Operating income                            105,420      26,000        131,920
Interest income                                2,967       1,022 (b)      3,989
Interest expense                             (69,219)    (21,626)(b)    (90,845)
Equity in net income of subsidiaries           6,148      (6,148)(c)          -

Minority interest in net income of
 subsidiaries                                (12,283)     11,372 (d)       (911)
Other, net                                       303         122 (a)        425
                                         ------------  -------------  ----------
Income from continuing operations before
 income taxes                            $    33,336   $  10,742      $  44,578
                                         ============  =============  ==========



(a) Represents January 1, 2004 through April 30, 2004 activity for Ref-Fuel Holdings.
(b) Represents January 1, 2004 through April 30, 2004 activity for Ref-Fuel Holdings and MSW Energy Holdings.
(c) Represents the Company's equity in earnings for the period from January 1, 2004 through April 30, 2004 related to Ref-Fuel Holdings.
(d) Represents the interests allocable to the owners of MSW Energy Holdings for the period from April 30, 2004 through August 31, 2004.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

6.   Equity Investments

Prior to the Equalization Transactions, the Company recorded its 50% investment in Ref-Fuel Holdings as an equity investment. As a result of the Equalization Transaction, the Company gained effective control of its investment in Ref-Fuel Holdings, as it was named managing member of MSW Energy Holdings (the owner of the additional 49.8% interest in Ref-Fuel Holdings). Ref-Fuel Holdings condensed consolidated financial information prior to April 30, 2004 is included for informational purposes. As of December 31, 2003, the Company's investment in Ref-Fuel Holdings represented approximately 66% of the Company's total assets.

The following is a summary of aggregate financial information for the Company's investment in Ref-Fuel Holdings accounted for using the equity method for the four months ended April 30, 2004, for the period of December 12, 2003 through December 31, 2003, the period of January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):

                                               January 1,   December 12, |  January 1,
                                                 2004 to       2003 to   |    2003 to     Year Ended
                                                April 30,   December 31, | December 12,  December 31,
                                                  2004          2003     |     2003         2002
                                              ------------  ------------ | ------------  ------------
Condensed consolidated statement of                                      |
-----------------------------------                                      |
 operations data                                                         |
 ---------------                                                         |
Revenues                                      $   137,537   $    24,847  | $   444,461   $   438,542
Net income                                         12,573         8,082  |     103,071       108,604
Company's share of net earnings                     6,148         3,969  |      50,204        52,898
Distributions received from equity investees       31,500             -  |      36,275        47,250
                                                                         |
Condensed consolidated balance sheet data at                             |
--------------------------------------------                             |
 period end                                                              |
 ----------                                                              |
Assets                                        $ 2,056,595   $ 2,127,908  |
Liabilities                                     1,365,848     1,386,608  |
Equity                                            690,747       741,300  |
Company's investment in equity investee           463,170       488,002  |

The Company's investment in Ref-Fuel Holdings was greater than its share of the underlying equity in net assets of the American Ref-Fuel partnerships by approximately $14.1 million at December 31, 2002. Such difference was being amortized using the straight-line method over the estimated economic lives of the related assets ranging from 12 to 23 years. Differences between the earnings of equity investee reported by the Company and the Company's proportionate share of the combined income of the related equity investee result principally from purchase accounting.

The Company received $1.5 million and $2 million in fees, classified as other income on the statement of operations in 2003 and 2002, respectively, related to an agreement with its then partner in Ref-Fuel Holdings.


7.   Property, Plant and Equipment

A summary of property, plant and equipment is as follows (in thousands):

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------
                                                           December 31,
                                                     ---------------------------
                                    Useful Life          2004           2003
                                                     ------------  -------------

Plant and equipment                 2-50 years       $ 1,206,558   $          -
Land                                                       3,813              -
Leasehold improvements              Up to 17 years         5,575              -
Landfill                            13 years              17,768              -
Spare parts                                               12,282              -
Construction in progress                                   6,244              -
                                                     ------------  -------------
Total property, plant and equipment                    1,252,240              -
Accumulated depreciation                                 (65,062)             -
                                                     ------------  -------------
Property, plant and equipment, net                   $ 1,187,178   $          -
                                                     ============  =============


8.   Intangible Assets

A summary of intangible assets is as follows (in thousands):

                                                           December 31,
                                                     ---------------------------
                                    Useful Life          2004           2003
                                                     ------------  -------------

Energy contracts                    6-18 years       $   525,125   $          -
Waste contracts                     6 years               23,600              -
Financing costs                     6 years               17,652         10,716
Emissions credits                   Indefinite            43,377              -
Other intangibles                   Indefinite             3,579              -
                                                     ------------  -------------
                                                         612,772         10,716
Accumulated amortization                                 (70,456)          (333)
                                                     ------------  -------------
Intangible assets, net                               $   542,877   $     10,383
                                                     ============  =============


Amortization expense related to intangible assets for the year ended December 31, 2004, and the projected amortizations is as follows (in thousands):

                                    Energy       Waste
                                  contracts    contracts    Totals
                                  ----------   ---------  ----------

The year ended December 31, 2004  $  38,687    $  2,736   $  41,423
                                  ==========   =========  ==========

2005                              $  58,306    $  4,256   $  62,562
2006                                 58,306       4,256      62,562
2007                                 58,305       4,256      62,561
2008                                 58,206       4,256      62,462
2009                                 36,907       2,130      39,037
Thereafter                          192,381           -     192,381
                                  ----------   ---------  ----------
Total                             $ 462,411    $ 19,154   $ 481,565
                                  ==========   =========  ==========

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

Amortization expense related to intangible assets for the period January 1, 2003 through December 12, 2003 and for the year ended December 31, 2002 which is reported in discontinued operations in the accompanying statements of operations is as follows (in thousands):

                                         January 1, 2003
                                         to December 12,          Year Ended
                                              2003            December 31, 2002
                                        -----------------     -----------------
        Power contracts                 $          8,371      $          6,796
        Management contracts                          77                    80
        Other                                         37                    37
                                        -----------------     -----------------
        Total                           $          8,485      $          6,913
                                        =================     =================


9.   Goodwill

Goodwill consists of the following (in thousands):

                                        December 31, 2004     December 31, 2003
                                        -----------------     -----------------
        Beginning Balance               $              -      $              -

        Goodwill from the consolidation
         of Ref-Fuel Holdings                    123,984                     -
                                        -----------------     -----------------
        Total                           $        123,984      $              -
                                        =================     =================

10.  Accounts payable and other accrued liabilities

Accounts payable and accrued liabilities consist of the following (in thousands):

                                        December 31, 2004     December 31, 2003
                                        -----------------     -----------------
        Accounts payable                $         25,933      $             62
        Compensation liabilities                  11,237                 6,231
        Incentive plan accruals                    3,569                     -
        Current amount due under Duke
         Agreement                                 2,500                     -
        Other                                      5,640                 1,246
                                        -----------------     -----------------
        Total                           $         48,879      $          7,539
                                        =================     =================


11.  Debt

The following is a summary of long-term debt by obligor (in thousands):

                                                                             December 31,
                                                              Final    ------------------------
                                        Interest Rate        Maturity      2004         2003
                                                                       ------------  ----------

Senior Note                          10% increasing to 12%     2006    $         -   $  43,179
Senior Note                                   9.00%            2013              -      40,000
MSW Energy Holdings Senior Note               8.50%            2010        200,000           -
MSW Energy Holdings II Senior Note            7.38%            2010        225,000     225,000
                                                                       ------------  ----------
                                                                           425,000     308,179
                                                                       ------------  ----------

ARC LLC-supported debt
   Senior Notes                               6.26%            2015        240,000           -
   Niagara Series 2001A                   5.45%-5.625%         2015        165,010           -
   Seconn Corporate Credit Bonds           5.50%-6.45%         2022         43,500           -
   Hempstead Corporate Credit Bonds           5.00%            2010         42,670           -
                                                                       ------------  ----------
 ARC LLC-supported debt                                                    491,180           -
                                                                       ------------  ----------

 Other debt
   Hempstead project debt                  4.625%-5.00%        2009        114,543           -
   Essex project debt                     5.248%-7.375%        2020         96,496           -
   Seconn project debt                     5.125%-5.50%        2015         50,602           -
   Semass Series 2001A                     5.50%-5.625%        2016        134,345           -
   Semass Series 2001B                      5.00%-5.50%        2010        104,385           -
   Semass Series 2001C                      2.90%-4.00%        2004              -           -
                                                                       ------------  ----------
                                                                           500,371           -
                                                                       ------------  ----------

Other obligations                                                              273           -
                                                                       ------------  ----------

Total debt at par value                                                  1,416,824     308,179

Unamortized debt premium, net                                               54,189           -
Current portion                                                            (87,184)          -
                                                                       ------------  ----------

Total long-term debt obligations                                       $ 1,383,829   $ 308,179
                                                                       ============  ==========

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

Company Financing:

Senior Notes

MSW Merger issued two series of Senior Notes on November 21, 2003 in the aggregate amount of $85 million to the members of MSW Merger. The proceeds of such Senior Notes, along with the net proceeds of the issuance of the MSW Energy Holdings II Senior Secured Notes and capital contributions from the members of MSW Merger, were used to finance the consideration paid in the MSW Transaction. One Senior Note in the amount of $45 million was due September 30, 2006 and had an initial interest rate of 10% through March 31, 2004, increasing by one-half of a percent each subsequent quarter until January 1, 2005, when the maximum rate of 12% per annum would have been reached. The Company was required to repay principal under this Senior Note with any distributions from or the sale proceeds resulting from the Company's sale of its interest in certain assets, including the assets sold to Delta on December 15, 2003 and any sale of the Company's interest in the Mecklenburg Facility. This note was repaid during 2004.

The other Senior Note in the amount of $40 million was due November 30, 2013 with a fixed interest rate of 9%, payable semi-annually. This note was contributed by the Company's members as a capital contribution as a result of the August 31 Transactions.

MSW Energy Holdings and MSW Energy Holdings II Senior Notes

In November 2003, MSW Energy Holdings II sold $225 million of Senior Notes due September 1, 2010, which have an interest rate of 7.375% payable semi-annually. The net proceeds of the Senior Notes were used to partially fund the Merger consideration paid in the MSW Transaction.

In June 2003, MSW Energy Holdings sold $200 million of Senior Notes due September 1, 2010, which have an interest rate of 8.5% payable semi-annually.

These notes contain certain restrictions which will, among other things, limit the wholly-owned subsidiary from incurring additional indebtedness, paying dividends, making investments, selling assets or merging with other companies, subject to certain exceptions. The notes are redeemable by the Company's wholly-owned subsidiaries with the payment of certain stated make-whole amounts before September 1, 2007 and, thereafter, at the face amount of the notes, plus accrued interest.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

MSW Energy Holdings and MSW Energy Holdings II have pledged their membership interests in Ref-Fuel Holdings under the notes. In the event of any bankruptcy or liquidation the Ref-Fuel Holdings debt would be repaid prior to the repayment of the MSW Energy Holdings and MSW Energy Holdings II Senior Notes.

ARC LLC Supported Debt and Other Debt

ARC LLC supported debt includes obligations of subsidiary companies for which ARC has issued a guarantee. Other debt obligations mainly consist of indebtedness supported by the facility to which the indebtedness belongs and certain contingent credit support obligations of ARC LLC.

Note Payable

On April 30, 2001, in connection with the Recapitalization, the Company repurchased 1.963 million shares of Series B preferred stock for a note of $40 million. In connection with the MSW Transaction, the outstanding principal amount of the note and accrued interest, aggregating $53.2 million was paid in full satisfaction of the obligation on December 12, 2003. The note had a term of ten years; during the first five years, interest at 11% per annum was accrued and added to principal at the election of the Company and paid monthly thereafter. Provisions of the note limited Holdings Corp. from making certain restricted payments, including dividends, repurchases of capital stock and payments to certain stockholders, without making a commensurate prepayment of the note for 25% of the restricted payment.

Revolving Credit/Term Loan Facility

ARC LLC has a credit facility for up to $75 million (the ARC Credit Facility), including $45 million of which can be used for letters of credit. Under the terms of the ARC Credit Facility, ARC is subject to certain financial covenants, as defined, with respect to leverage and adjusted cash flow coverage ratios. As of December 31, 2004, there were no borrowings and $10.2 million of letters of credit outstanding under the ARC Credit Facility. Pursuant to the terms of certain guarantee agreements, as of December 31, 2004, ARC was contingently obligated to issue $29 million in letters of credit in the event that the ratings of the ARC LLC Senior Notes are reduced to below investment grade.

The Company had a $150 million revolving credit/term loan facility with a syndicate of banks available to American Ref-Fuel Corp., formerly United American Energy Corp., a wholly-owned subsidiary, which was repaid in full and terminated in connection with the MSW Transaction on December 12, 2003.

The annual contractual principal maturities of the debt outstanding at December 31, 2004 are as follows (in thousands):

               2005                                $    87,184
               2006                                     79,331
               2007                                     90,466
               2008                                     98,472
               2009                                     78,463
            Thereafter                                 982,908
                                                   ------------
                                                   $ 1,416,824
                                                   ============

Certain of the debt agreements held by the Company contain restrictions on cash distributions, new borrowings and require certain defined leverage ratios and adjusted cash flow coverage ratios. Substantially all of the assets and revenues of the facilities owned or controlled and operated by subsidiaries of the Company are pledged to trustees under the terms of the debt agreements. In addition, the terms of the documents governing these obligations limit the business activities and the circumstances and timing of distributions.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

Fair Value of Financial Instruments

Considerable judgment is required in developing the methodologies and in interpreting available market data and, accordingly, the estimates presented herein are not necessarily indicative of the values of such financial instruments in a current market exchange. The fair value of the Company's debt as of December 31, 2004 was approximately $1.5 billion.

12.  Other liabilities

Other liabilities consist of the following (in thousands):

                                                     December 31,
                                                 ---------------------
                               Amortization
                                  Period            2004        2003
                              --------------     ----------   --------

Waste contracts acquired       9-17 years        $ 116,635    $     -
Operating lease acquired       14 years             42,094          -
Duke liability                 16 years             22,622          -
Energy contract levelization   12 years             24,123          -
Landfill liabilities           13 years             10,699          -
Deferred revenue               8-20 years            5,113          -
Incentive plan accruals                              3,333          -
Other                                                   30        133
                                                 ----------   --------
                                                 $ 224,649    $   133
                                                 ==========   ========

13.  Income Taxes

The provision for income taxes and the effect of income taxes on discontinued operations consist of the following for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the periods from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):


                                                    December 12, |  January 1,
                                       Year Ended      2003 to   |    2003 to      Year Ended
                                      December 31,  December 31, | December 12,   December 31,
                                          2004          2003     |     2003           2002
                                      ------------  ------------ | ------------   ------------
Current (benefit) expense             $    (1,077)   $        -  |  $     (380)   $     8,156
Deferred expense                           18,895           498  |      12,742          7,483
                                      ------------  ------------ | ------------   ------------
                                           17,818           498  |      12,362         15,639
Tax expense (benefit) related to                                 |
 discontinued operations                    5,373           382  |       3,310         (2,820)
                                      ------------  ------------ | ------------   ------------
Total                                 $    23,191    $      880  |  $   15,672    $    12,819
                                      ============  ============ | ============   ============

A reconciliation of the statutory federal income tax expense with the Company's actual effective combined federal and state income tax expense based on income from continuing operations is as follows for the year ended December 31, 2004, the period from December 12, 2003 through December 31, 2003, the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

                                                              December 12,   |    January 1,
                                               Year Ended        2003 to     |      2003 to          Year Ended
                                                December      December 31,   |   December 12,       December 31,
                                                31, 2004          2003       |       2003               2002
                                              ------------   --------------  |   -------------     --------------
Statutory federal income tax expense          $     11,736   $          372  |   $       7,071     $       12,426
State tax expense, net of federal benefit            5,368              121  |           3,059              2,451
Corporate sale transaction expenses, net                 -                -  |           1,832                  -
Other, net                                             714                5  |             400                762
                                              ------------   --------------  |   -------------     --------------
   Total income tax expense                   $     17,818   $          498  |   $      12,362     $       15,639
                                              ============   ==============  |   =============     ==============
Effective tax rate                                    53.4%            46.9% |            61.2%              44.1%
                                              ============   ==============  |   =============     ==============



Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and (b) net operating loss and tax credit carryforwards.

The tax effects of temporary differences, which give rise to deferred tax assets and liabilities, are as follows (in thousands):


                                                                              December 31,
                                                                  ---------------------------------
                                                                       2004                2003
                                                                  --------------     --------------
              Accrued liabilities                                 $       1,289      $        3,256
              Deferred revenue                                               13                  12
              Tax credit carryforwards                                        -               2,132
              Net operating loss carryforwards                              893               9,016
              Capital loss carryforward                                   9,280               8,559
                                                                  -------------      --------------
              Gross deferred tax assets                                  11,475              22,975
              Valuation allowance                                        (9,280)             (9,567)
                                                                  -------------      --------------
              Net deferred tax asset                                      2,195              13,408
              The Company's respective share of depreciation,
                  amortization, accrued liabilities and other
                  of Ref-Fuel Holdings LLC.                            (152,071)           (120,073)
              Depreciation and amortization                                 457              (8,534)
              Deferred charges and intangibles                                -              (5,688)
                                                                  -------------      --------------
              Net deferred tax liability                          $    (149,419)     $     (120,887)
                                                                  =============      ==============


A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management believes that it is more likely than not that the remaining net deferred tax assets at December 31, 2004 will be realized based on the future reversals of existing deferred tax liabilities and the continuation of earnings. Future earnings may be affected by factors outside the Company's control.

The Company had federal capital loss carryforwards of approximately $22.4 million and $20.9 million at December 31, 2004 and December 31, 2003, respectively, related to the disposal of certain subsidiaries, which have been offset by a valuation allowance. Such capital losses can only be offset by future capital gains. The capital loss carryforwards expire beginning in the year 2008. The Company also has Federal net operating loss carryforwards of approximately $1.3 million as of December 31, 2004, which expire between 2021 and 2024, and $19.7 million as of December 31, 2003, and state net operating loss carryforwards of approximately $22.7 million and $40.4 million as of December 31, 2004 and December 31, 2003, respectively, which have various expiration dates.

At December 31, 2003, the Company had alternative minimum tax credit carryforwards of $1.4 million, which were fully utilized in 2004.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

14. Operational and other agreements

The ARC operating facilities operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements.

Hempstead, Essex, Seconn, Ref-Fuel Semass and Delaware Valley operate under various long-term service agreements, the terms of which extend from 2009 through 2020. These service agreements require the projects to provide disposal services for waste delivered by counterparties to these agreements at prices determined by various formulas contained in such agreements. Duke and Allied Waste Industries, Inc. (Allied) are each obligated to fund one-half of certain cash shortfalls and other liabilities of Essex arising out of operating the project, including certain environmental claims. Essex and ARC LLC entered into agreements with Duke and Allied requiring Essex and ARC LLC to reimburse, indemnify and defend Duke and Allied from any liability in respect to these obligations.

With respect to the Delaware Valley facility, ARC LLC has guaranteed amounts payable by Delaware Valley pursuant to certain agreements. ARC LLC guarantees through 2006 the obligations of Delaware Valley under its service agreement with the Delaware County Solid Waste Authority. In conjunction with the acquisition of the facility, ARC LLC also provides an indemnity to the sellers of the facility from post-acquisition environmental damages as a result of remedial action for releases or threatened releases of hazardous substances at the facility.

In order to provide ARC LLC with an additional source of funds to meet calls on its project support obligations, MSW Energy Holdings II and the Company entered into the Equity Contribution Agreement pursuant to which each of them have agreed to provide up to $50 million in equity capital to ARC LLC.

Significant Customers

The following customers represented more than 10% of the Company's net revenues for the year ended December 31, 2004 (dollars in thousands):


                                                                                                           Percentage
                                    ARC Facility that                                 Revenues from       of total net
      Customer                      services customer        Revenue type                customer           revenues
-------------------------------    --------------------    ----------------------    ----------------    -------------
Commonwealth Electric              Ref-Fuel Semass         Energy                          $  38,308            12.9%
Long Island Power Authority        Hempstead               Energy                             35,286            11.8%
Town of Hempstead and                                      Waste disposal and
  Brookhaven                       Hempstead                 related services                 34,595            11.6%

One customer, the Port Authority of New York and New Jersey (the Port), represented more than 10% of the Company's accounts receivable with a total receivable balance of $8.4 million, or 11.7% of total accounts receivable at of December 31, 2004. The Port receives waste disposal and related services from Essex.


15. Related Party Transactions

The Company had been engaged to perform certain management services related to unconsolidated equity investees and other affiliated entities. The Company received $0.2 million and $0.4 million from Ref-Fuel Holdings for the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively, which are included in "Other, net" in the accompanying statement of operations. In addition, the Company received $0.5 million and $0.5 million from a subsidiary sold to Delta for the period from January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively; these service revenues are included in discontinued operations in the accompanying statements of operations for all periods presented.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

In connection with the MSW Transaction, the Company paid a transaction advisory fee of $8.0 million to Credit Suisse First Boston, an affiliate of CSFB Private Equity, on December 12, 2003. This fee was approved by the Company's Board of Directors.

The entire board is composed of representatives of the shareholders. In addition, the shareholders control the appointment of the Company's management, authorizing mergers, sales of substantially all of the Company's assets and other extraordinary transactions.

From time to time, CSFB or its affiliates may engage in investment banking and other services with the Company or Ref-Fuel Holdings or its subsidiaries, for which CSFB or its affiliates will receive customary compensation.

Subsidiaries of AIG have issued existing insurance policies to the Company, for which the AIG insurance company subsidiaries receive customary annual premiums. The Insurance Company of Pennsylvania, an AIG subsidiary, entered into an indemnity agreement with American Ref-Fuel, to support the issuance of surety bonds on behalf of several American Ref-Fuel affiliates, for which The Insurance Company of Pennsylvania receives customary annual premiums. In addition, insurance company subsidiaries of AIG may in the future provide insurance and surety bonds to the Company. Total fees paid in 2004 related to these policies were approximately $2.8 million. AIG was not a related party prior to the MSW Transactions.


16. Employee Compensation and Benefit Plans

Retirement Savings Plan

ARC LLC is the sponsor of the American Ref-Fuel Company Retirement Savings Plan (the ARC Savings Plan), which covers substantially all employees of ARC LLC. The Savings Plan, adopted July 1, 1988, as amended, incorporates a defined contribution account for each employee with deferred savings features permitted under Internal Revenue Code Section 401(k). Employees may make voluntary contributions to one or more of various investment funds through payroll deductions. ARC LLC's matching contribution is defined as 50 percent of the first five percent of covered compensation contributed by the employee. In addition, ARC LLC makes a basic contribution on an employee's behalf in an amount equal to three percent of an employee's regular earnings which are less than the Social Security Wage Base, plus six percent of an employee's regular earnings in excess of the Social Security Wage Base. ARC LLC contributions are directed to the investment funds in the same proportion as the employees have directed their voluntary contributions. Amounts contributed to the ARC Savings Plan were $1.8 million for the year ended December 31, 2004.

The Company had a qualified 401(k) incentive savings plan (the Terminated Plan), which is a defined contribution plan, covering all full-time employees that was terminated on December 15, 2003. Under the Terminated Plan, participating employees elected to contribute up to 15% of their compensation. During 2003 and 2002, the Company made matching contributions equal to 50% of the first six percent of the employee contributions subject to certain IRS limitations.

Long-Term Compensation Plans

Ref-Fuel Holdings has granted certain appreciation rights and/or performance awards to its officers and certain key employees that were issued under two separate long-term incentive plans; the Long-Term Incentive Plan (dated as of January 2001) and the Management Incentive Plan (dated as of January 2004). The incentive plans are administered by the Compensation Committee of the Board of Directors of Ref-Fuel Holdings. Awards under long-term incentive plans are based on the achievement of certain management objectives during each plan year. Awards under the long-term incentive plans mature in equal amounts of 25% in the four years following the awards.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------


The Company recognized long-term incentive compensation expense of approximately $2.7 million during the year ended December 31, 2004. The Ref-Fuel Holdings' obligation under the long-term incentive plans is approximately $6.0 million at December 31, 2004, of which approximately $2.7 million is included in other long-term liabilities with the remainder in current liabilities. Ref-Fuel Holdings paid out approximately $3.4 million under these plans for the year ended December 31, 2004.

Employment Agreements

Ref-Fuel Holdings has employment agreements with its seven officers. The agreements, which expire on December 31, 2006, provide for annual base salaries, subject to annual review by the Board of Directors of Ref-Fuel Holdings. Each officer is also eligible to participate in cash-based short-term and long-term bonus and incentive compensation arrangements, retirement plans and other arrangements that are generally provided to senior officers. If an officer's employment is terminated by Ref-Fuel Holdings "without cause" or by the officer for "good reason" (each as defined in the agreement), such officer is entitled to an amount equal to the sum of two times the annual base salary, two times the average annual bonus for the three preceding years and prorated target cash bonus for the calendar year which includes the date of termination.

As a result of the MSW Transaction, substantially all the employees of American Ref-Fuel Holdings Corp. were terminated. Other employees remained employed by operating companies that were sold to Delta. Employees of the Company, including certain executives of the Company who had employment agreements and who were terminated, were entitled to receive certain bonus and severance payments. Severance payments to former executives with employment agreements as a result of the change in control of the Company were paid based upon prior salary, bonus and benefits. The aggregate severance obligation was approximately $6.2 million of which approximately $4.5 million was related to the former executives with employment contracts that is to be paid in equal bi-weekly payments over three years. The Company recorded the full severance obligation at its net present value. The Company included this obligation in its determination of MSW Merger's purchase price for the stock of the Company. As of December 31, 2004 and 2003, the Company has a remaining obligation of $3.0 million and $5.9 million, respectively, which is reflected in accrued liabilities in the accompanying consolidated balance sheet.


17. Stockholders' Equity

MSW Merger was a limited liability company formed pursuant to a limited liability company agreement in August 2003 for the purpose of completing the merger with the Company.

To partially fund the merger, the members of MSW Merger made capital contributions aggregating approximately $124 million and loans aggregating approximately $85 million and, together with debt proceeds of certain of MSW Merger's wholly-owned subsidiaries, acquired all of the outstanding capital stock of Holdings Corp. and completed the merger whereby Holdings Corp. was the surviving legal entity. The members of MSW Merger thereby became the sole owners of Holdings Corp. and their interest in 1,000 shares of issued and outstanding common stock of the Company was equal to each member's percentage interest of MSW Merger immediately prior to the merger. All other preferred stock and common stock of Holdings Corp., including shares held in treasury, were cancelled in connection with the merger.

In connection with the merger, the authorized capital stock of Holdings Corp. was reduced to 5,000 shares of common shares from 9 million shares of authorized common stock and 7 million shares of authorized preferred stock.

On April 30, 2004, in conjunction with the Equalization, the Company shareholders associated with CSFB Private Equity sold 40% of the common stock of the Company to affiliates of AIGGIC.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------


On May 26, 2004, the stockholders voted to effectuate a 100 for one stock split, reduce the par value of the common stock to $0.001 per share, and increase the number of common authorized shares to 300,000.

On August 31, 2004, the stockholders completed the August 31 Transactions, as previously described. As part of the August 31 Transactions, the Stockholder issuers of the $40 million of 9.0% Senior Notes contributed their interests in those notes in exchange for 32,258 shares of common stock of the Company. Additionally, the shareholders of MSW Energy Holdings contributed their 99.99% nonmanaging interests in MSW Energy Holdings to the Company in exchange for 131,729 shares of common stock of the Company.

A summary of changes in issued and outstanding shares of preferred stock, common stock and treasury stock of Holdings Corp. follows for the year ended December 31, 2004, periods of December 12, 2003 through December 31, 2003, January 1, 2003 through December 12, 2003, and the year ended December 2002:



                                                                                December    |
                                                                                12, 2003    |      January 1,            Year
                                                             Year Ended            to       |       2003 to             Ended
                                                              December          December    |       December           December
                                                              31, 2004          31, 2003    |       12, 2003           31, 2002
                                                             ----------        ----------   |      ----------        -----------
                                                                                            |
Changes in participating convertible preferred stock:                                       |
      Number of shares issued, beginning of period                 --                --     |       3,488,372          3,488,372
      Shares purchased by MSW Merger and Cancelled                 --                --     |      (3,488,372)              --
                                                             ----------        ----------   |      ----------         ----------
      Number of shares issued, end of period                       --                --     |            --            3,488,372
                                                             ==========        ==========   |      ==========         ==========
                                                                                            |
Changes in Class A common stock:                                                            |
      Number of shares issued, beginning of period                1,000             1,000   |       1,867,233          1,830,233
      100 for one stock split                                    99,000              --     |            --                 --
      Shares issued for contribution of Senior Notes             32,258              --     |            --                 --
                                                                                            |
      Shares issued in conjunction with the                                                 |
        acquisition of MSW Energy Holdings                      131,729              --     |            --                 --
      Exercise of stock options                                    --                --     |         472,100             37,000
                                                                                            |
      Shares purchased by MSW Merger and Cancelled                 --                --     |      (2,338,333)              --
                                                             ----------        ----------   |      ----------         ----------
      Number of shares issued, end of period                    263,987             1,000   |           1,000          1,867,233
                                                             ----------        ----------   |      ----------         ----------
                                                                                            |
Changes in treasury stock, Class A common:                                                  |
      Number of shares held, beginning of period                   --                --     |           3,504               --
      Shares received for exercise of stock options                                         |
         and related income taxes                                  --                --     |          12,938              3,504
      Shares of treasury stock cancelled                           --                --     |         (16,442)              --
                                                             ----------        ----------   |      ----------         ----------
      Number of shares held, end of period                         --                --     |            --                3,504
                                                             ----------        ----------   |      ----------         ----------
Shares of common stock outstanding, end of period               263,987             1,000   |           1,000          1,863,729
                                                             ==========        ==========   |      ==========         ==========
                                                                                            |

American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------


18. Stock Option Plans

On August 11, 2004, the Board of Directors of the Company, adopted the 2004 Stock Option Plan (the SOP), effective January 1, 2004, as further modified on September 16, 2004. The SOP was designed to link the interests of officers of the Company and other senior management of Ref-Fuel Holdings to the interests of the Company's shareholders through the granting of options to purchase stock. During 2004, the Company granted 13,199 options to the executive officers of Ref-Fuel Holdings under the SOP. Options awarded under the SOP vest over a period of four years and expire ten years from the date of grant, unless a triggering event (as defined in the agreement) has not occurred during the option period.
On January 31, 2005, in conjunction with the Sale, as discussed in Note 20, the Board of Directors and optionees under the SOP adopted an Option Modification Agreement (OMA). Under the terms of the OMA, at the completion of the Sale, the SOP plan will be canceled in exchange for a cash payment. The cash payment is calculated as the value of all outstanding options granted or ungranted but authorized under the terms of the SOP, together with certain amounts due and anticipated under other long term compensation plans.

Prior to the MSW Transactions, the Company had a stock option plan that authorized the granting of incentive and nonqualified stock options to certain key employees and/or directors of the Company; 900,000 shares of Class A common stock had been reserved for issuance pursuant to the terms of such plan. Subject to the occurrence of certain events and/or the passage of time, which trigger their vesting, options issued under the stock option plan vest and could have been exercised over a four to ten year period from the initial grant date.

As a result of the MSW Transaction and pursuant to the plan of merger between MSW Merger and Holdings Corp., all previous unvested options of the Company with an exercise price of less than $63.00 became fully vested and exercisable. Options greater than $63.00 were cancelled for a nominal payment to each option holder. The Board of Directors approved the acceleration of the vesting of options in connection with the MSW Transaction, which was not provided for in the Company's stock option plan. The accelerated vesting by the Board of Directors resulted in the Company recording a charge of approximately $0.7 million, representing the difference between the fair value of the underlying stock and the stock option exercise price at the date of the acceleration. This charge is reflected in general and administrative expense in the accompanying statement of operations for the period from January 1, 2003 through December 12, 2003.

During 2002, the Board authorized the extension of 37,000 options held by a key executive for a one-year period. Such extension at the discretion of the Board of Directors resulted in a new measurement date for the options extended. The Company recorded a charge for $2.2 million, reflecting the difference between the fair value of the underlying stock on the date of the extension and the exercise price of the option. Such charge is included in general and administrative expense in the accompanying 2002 statement of operations. Pursuant to a provision in the Company's stock option plan, in December 2002, this executive exercised these 37,000 options through the surrender of 3,504 shares of common stock of the Company. The Company adopted a deferred compensation plan during 2002. The Company's obligation under the deferred compensation plan up until December 12, 2003, the date of the merger and as of December 31, 2002 was $9.1 million and $2.2 million, respectively, and is included as a reduction of stockholders' equity. All of the stock in the deferred compensation plan was purchased by MSW Merger in connection with the merger and the executive received the benefit of those shares.

In addition, in connection with the sale of WBU in December 2002 (see Note 4), the Company accelerated the vesting of certain options held by an executive, otherwise such options would have been cancelled as a result of his terminating employment with the Company. The Company recorded a charge of $0.4 million as a result of accelerated vesting of certain options for executives. Such charge is included in the loss on disposal of the WBU in discontinued operations in the accompanying 2002 statement of operations.

During 2003, pursuant to a provision in the Company's stock option plan, an executive involved with WBU exercised 121,100 options through the surrender of a net 11,261 shares of common stock of the Company. All of the stock in the deferred compensation plan was purchased by MSW Merger in connection with the MSW Transaction and the executive received the benefit of those shares.

A summary of the Company's stock options for the year ended December 31, 2004, periods from December 12, 2003 through December 31, 2003 and January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 is as follows:

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------



                        Year ended December       December 12, 2003    |     January 1, 2003 to       Year ended December
                              31, 2004           to December 31,2003   |      December 12, 2003             31, 2002
                        ---------------------    --------------------- |    ----------------------    ---------------------
                                     Weighted                 Weighted |                 Weighted                 Weighted
                                     average                  average  |                 average                  average
                                     exercise                 exercise |                 exercise                 exercise
                         Shares       price       Shares       price   |     Shares       price       Shares       price
                        --------    ---------    --------    --------- |    ---------    ---------    --------    ---------
Options outstanding:                                                   |
Beginning of year           --      $     --         --       $   --   |     681,566     $  18.13     674,517     $  13.96
Granted                   13,199     1,189.51        --           --   |      40,800        64.50      74,450        64.50
Exercised                   --            --         --           --   |    (472,100)        5.07     (37,000)        5.25
Forfeited or terminated     --            --         --           --   |    (107,466)       62.45     (30,401)       26.91
Purchased by MSW Merger     --            --         --           --   |    (142,800)       41.21          --          --
                        --------    ---------    --------    --------- |    ---------    --------    --------     --------
End of year               13,199    $1,189.51        --       $   --   |   $      --     $    --      681,566     $  18.13
                        ========    =========    ========    ========= |    =========    ========    ========     ========
                                                                       |
Options exercisable                                                    |
  at year end               --            --         --           --   |          --     $    --      499,626     $   6.64
                                                                       |    -
                                                                       |
Weighted average fair                                                  |
  value of options                                                     |
  granted during                                                       |
  the year                           $ 132.30                 $    -   |                  $ 13.29                 $  18.01
                                                                       |
                                                                       |



The fair value of each stock option granted during the year ended December 31, 2004, the periods from January 1, 2003 through December 12, 2003 and the year ended December 31, 2002 is an estimate on the date of grant that is calculated using the minimum value option pricing model with the following assumptions:

                                                              December 12,   |     January 1,
                                               Year Ended        2003 to     |       2003 to          Year Ended
                                                December      December 31,   |    December 12,       December 31,
                                                31, 2004          2003       |        2003               2002
                                              -------------   -------------- |    --------------    ---------------
Expected life (years)                                    3               --  |                7                  7
Expected dividend                                       --               --  |               --                 --
Risk free interest rate                                3.9%              --  |              3.4%               4.8%
                                                                             |



The Company applies the recognition provisions of Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. No compensation cost has been recognized for the stock option plan. Set forth as follows are the Company's net income presented both as reported and pro forma, as if compensation cost had been determined consistent with the provisions of SFAS No. 123 for the year ended December 31, 2004, the periods of December 12, 2003 through December 31, 2003, January 1, 2003 through December 12, 2003, and the year ended December 31, 2002 (in thousands):


                                                              December 12,   |     January 1,
                                               Year Ended        2003 to     |       2003 to          Year Ended
                                                December      December 31,   |    December 12,       December 31,
                                                31, 2004          2003       |        2003               2002
                                              -------------   -------------- |    --------------    ---------------
Net income, as reported                       $    21,107     $       994    |    $      10,729      $      12,049
Add:  stock-based compensation expense                                       |
    included in reported net income, net of                                  |
    taxes                                              --              --    |              428              1,528
Less:  stock-based compensation expense                                      |
    included using fair value method, net                                    |
    of  taxes                                      (1,746)             --    |             (858)            (1,988)
                                              -------------   -------------- |    --------------    ---------------
Pro forma net earnings                        $     19,361    $       994    |    $      10,299      $      11,589
                                              =============   ============== |    ==============    ===============



The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------



19. Commitments and Contingencies

Environmental and Regulatory Risk

The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. The laws and regulations primarily applicable to the Company are those related to discharge of emissions into the air and management of solid waste but can also include those related to water use, discharges to water, wetlands preservation and hazardous waste management. Certain of these laws have extensive and complicated requirements relating to obtaining construction and operating permits, monitoring, record keeping and reporting. While management believes that it is in material compliance with permits and other applicable environmental laws relating to the Company, its facilities, from time to time, may not be in full compliance with all such laws.

Noncompliance with environmental laws and regulations can result in the imposition of civil or criminal fines or penalties. In some instances, environmental laws also may impose clean-up or other remedial obligations in the event of a release of pollutants or contaminants into the environment. The Company incurs operating costs and capital expenditures related to various environmental protection and monitoring programs. Such expenditures have not had a material adverse effect on the Company's consolidated financial position or results of operations. However, federal, state and local regulatory authorities may consider proposals to restrict or tax certain emissions, which proposals, if adopted, could impose additional costs on the operation of the Company.

Future Mercury Regulation at the Essex Facility. On December 6, 2004 the New Jersey Department of Environmental Protection (NJDEP) promulgated regulations applicable to the Essex facility that will make mercury emission requirements more stringent. Specifically, the new regulations increase the required removal efficiency to 85% removal on January 3, 2006 and 95% removal on January 3, 2012 versus the current 80% removal, while retaining the alternative limit of 28 micrograms per cubic meter. As a result of the new regulations, there is an increased risk that emission exceedances will occur and therefore an increased probability that additional controls will ultimately be required to prevent such exceedances. The Company believes that the new requirements may at a minimum result in increased operating costs due to increased use of activated carbon in the current control equipment. It is also possible that the regulations will require the installation of additional pollution control equipment such as compact hybrid particulate collector units, a device similar to a baghouse. Management estimates that the cost of the installation of such additional pollution control equipment, if required, would be approximately $38 million. The Essex service agreement provides a mechanism for a pass-through to the Port Authority of New York and New Jersey of the majority of any additional capital and operating costs that may be required. The Company cannot currently determine the likelihood of additional operating and capital costs being incurred in connection with these changes in regulation, or the total of any such costs.

Lower Passaic River Study. In August 2004, USEPA notified American Ref-Fuel Company of Essex County (Essex) that it was potentially liable under CERCLA
Section 107(a) for response actions in the Lower Passaic River Study Area (LPRSA), a 17 mile stretch of river in northern New Jersey. Essex is one of at least 52 Potentially Responsible Parties (PRPs) named thus far. USEPA alleges that hazardous substances found in the LPRSA were being released from the Essex site, which abuts the river. USEPA's notice letter states that Essex may be liable for costs related to a proposed $10 million study of the Lower Passaic River and for unspecified natural resource damages. Considering the history of industrial and other discharges into the LPRSA from other sources, including named PRPs, Essex believes that its contribution will be determined to be de minimus; however, it is not possible at this time to predict that outcome with certainty or to estimate the Company's liability for the study or any eventual natural resource damage.

Landfill Agreements

Semass Partnership has a waste management agreement (the WMA) dated May 25, 1982, as amended, with the Carver, Marion, Wareham Regional Refuse Disposal District (CMW). The WMA allows Semass Partnership to utilize a portion of a landfill (the CMW Landfill), which CMW leases from Wankinco River, Inc. (Wankinco).

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------


Beginning in May 1997, Wankinco provided several notices purportedly terminating the lease on the CMW Landfill based upon an allegation that the lease term automatically expired due to alleged failures to strictly comply with the terms of the lease. In June 1997, Semass Partnership and CMW filed suit against Wankinco and A. D. Makepeace Company, Inc., Wankinco's parent company, seeking a declaratory judgment that Semass Partnership and CMW may continue to operate the CMW Landfill. Trial of the matter before the court was completed in 2001 and a decision was received by the Company in December 2002, which decided virtually all issues in favor of the Semass Partnership. The Semass Partnership avoided both forfeiture of possession and any liability for damages due to landfill operations. Wankinco appealed in January 2003, and on August 19, 2004, the Appellate Court upheld the Trial Court's decision in respect of all decisions related to the alleged lease violations. One ruling unrelated to lease forfeiture or damages for unlawful possession was remanded because the Judge's ruling that Semass had not engaged in "an unfair and deceptive act or practice" applied the law conjunctively rather than disjunctively (as required by the law). The Appellate Court affirmed the Judge's ruling that there was no unfairness, but remanded the question of deception for further findings since the Appellate Court, due to the use of the conjunctive rather than disjunctive, was unable to infer that the Judge did not find a compensable deceptive act. Management believes that the Judge's ruling on remand will clarify this issue in favor of the Company. In addition, Wankinco appealed the Appellate Court's decision on the lease issues to the Supreme Judicial Court of Massachusetts and, on September 30, 2004, the Supreme Judicial Court denied Wankinco's Application for Further Appellate Review. Accordingly, except for the remand discussed above, the favorable decisions received by Semass have become final and nonappealable. Apart from this decision, the Semass Partnership and Wankinco continue litigating several other actions involving regulatory issues at the landfill.

In March 1990, the Semass Partnership, CMW and Wankinco entered into an agreement related to the CMW Landfill, as amended (the Settlement Agreement), which requires, among other things, the Semass Partnership to make annual deposits into an environmental protection trust fund (the Fund) in lieu of obtaining environmental impairment liability insurance for the CMW Landfill. The Semass Partnership is required under the Settlement Agreement to deposit $500,000 annually into the Fund, payable in equal quarterly installments. Certain additional deposits are required subject to the availability of cash in accordance with the Loan Agreement. The Semass Partnership's obligation to make deposits into the Fund ceases when the Fund reaches a balance of $20.0 million, unless the fund limit is increased by agreement of the parties, or absent such agreement, arbitration, wherein it is determined the fund limit needs to be increased to adequately protect against environmental damage. Management believes that the $20.0 million fund limit is adequate for this purpose. Proceeds from the Fund are to be used primarily for remediation of the CMW Landfill in the event of any environmental damages. The Semass Partnership and Wankinco are each entitled to receive one-half of the balance of the Fund upon final closure of the CMW Landfill and receipt of required governmental approvals. During the year ended December 31, 2004, the Semass Partnership made the required quarterly deposits into the Fund and charged operations for one-half of the deposits into the Fund, representing one-half of the balance of the Fund which will be disbursed to Wankinco upon final closure of the CMW Landfill. Additional charges to operations may be required in future years if any disbursements are required from the Fund to remediate any environmental damages. To date, management is not aware of any such environmental damages. As of December 31, 2004, the balance in the Fund is approximately $14.0 million, and is included in restricted cash and long-term investments. A corresponding liability of approximately $7.0 million, representing approximately one-half of the deposits and related earnings in the Fund, is included in other long-term liabilities as of December 31, 2004.

Future Minimum Payments Under Operating Leases

The Company has an obligation for a lease of office space which was vacated as a result of terminating all the employees of American Ref-Fuel Holdings Corp. The Company has accrued the remaining lease obligation and expected operating costs, less an estimate of expected sublease rental income and reimbursements of operating costs, amounting to $0.4 million, which is included in accrued liabilities. The Company included this obligation in its determination of MSW Merger's purchase price for the stock of the Company.

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------

Delaware Valley leases the Delaware Valley Project pursuant to an operating lease that expires in July 2019. The Company leases office space for its Montvale, New Jersey headquarters pursuant to an operating lease expiring in August 2007. As of December 31, 2004, total minimum net rental payments on these leases are as follows (in thousands):

 2005                                                $15,031
 2006                                                 14,390
 2007                                                 14,127
 2008                                                 12,711
 2009                                                 28,809
 Thereafter                                           70,502
                                                 ------------
                                                    $155,570
                                                 ------------


The Company is contingently liable for the payment of stipulated losses, a portion of which is included in the minimum net rental payments for Delaware Valley reflected in the table above. This stipulated loss value as of December 31, 2004 is approximately $170.1 million. Total net rental expense was $5.5 million for the year ended December 31, 2004.

Prior to the MSW Transaction, the Company was also obligated under the terms of various leases primarily covering certain equipment, facilities and land utilized by subsidiaries of the Company in connection with operating its power plants that have since been sold. The Company accounted for such leases as operating leases. Net rental expense which is included in discontinued operations in the accompanying statements of operations was $0.9 million and $1.7 million for the period January 1, 2003 through December 12, 2003, and the year ended December 31, 2002, respectively.

Capital Expenditures

As of December 31, 2004, the Company has commitments for capital expenditures of approximately $10.8 million, all of which are expected to be incurred in 2005.

Other Matters

The Company is involved in various claims or litigation in the ordinary course of business. Management believes that the ultimate resolution of these matters, either individually or in the aggregate, will not have a material adverse effect on the future results of operations, cash flows or financial position of the Company.

The Company is required to provide financial assurance to government agencies under applicable environmental and procurement regulations relating to the landfill operations and waste disposal contract. Performance bonds to secure the obligations, of which $23.0 million in surety bonds was outstanding as of December 31, 2004, satisfy these financial requirements.

Duke Agreement

The following table represents the future net minimum payments to be made under the Duke Agreement as of December 31, 2004 (in thousands):

Years ending December 31,
2005                                                     $     2,500
2006                                                           2,500
2007                                                           2,500
2008                                                           2,500
2009                                                           2,500
Thereafter                                                    36,500
                                                         ------------
Total minimum payments                                        49,000
Less: amount representing interest                           (26,467)
                                                         ------------
Present value of net minimum payments                    $    22,533
                                                         ============

American Ref-Fuel Holdings Corp. and Subsidiaries

--------------------------------------------------------------------------------



Equity Contribution Agreement

In order to provide ARC LLC with an additional source of funds to meet calls on its guarantees and project support obligations, two of the Company's subsidiaries are parties to an equity contribution agreement, pursuant to which each has agreed to provide up to $50 million in contingent equity capital to ACR LLC to meet calls on its guarantees and project support obligations.

Each party's obligation to make equity contributions under the equity contribution agreement is conditioned upon the other making an equal contribution and will be limited to each making no more than $50 million of aggregate equity contributions. Payment obligations under the equity contribution agreement are triggered by a call by ARC LLC.

If either party agreeing to provide contingent equity capital is not rated at least BBB by S&P, such party, as applicable, is required to provide a letter of credit from a commercial bank that is rated at least A- by S&P to secure its obligations under the equity contribution agreement. As of the date hereof, each of the two subsidiaries have provided letters of credit to secure their obligations under the equity contribution agreement. In addition, either or both of the parties to the Equity Contribution Agreement are obligated to provide such credit support in order for ARC LLC to retain a credit rating of at least BBB-.

20. Supplemental Disclosure of Cash Flow Information

Depreciation and amortization expense included in the Statement of Cash Flows consists of the following:




American Ref-Fuel Holdings Corp. and Subsidiaries

Notes to Consolidated Financial Statements (Continued)
--------------------------------------------------------------------------------

                                                                                   December    |    January
                                                                    Year           12, 2003    |    1, 2003         Year
                                                                    Ended          to          |    to              Ended
                                                                    December       December    |    December        December
      Asset / liability              Statement of operations        31, 2004       31, 2003    |    12, 2003        31, 2002
------------------------------     ----------------------------     -----------    ----------- |    -----------     ----------
 Property, plant and                Depreciation and                                           |
   equipment                           amortization                 $  45,154      $       174 |    $  17,329       $   20,502
                                                                                               |
                                                                                               |
 Energy contracts                   Energy revenues                    38,687               -- |           --              --
                                                                                               |
                                                                                               |
 Long-term waste contracts                                                                     |
                                    Waste disposal and                                         |
                                     related services                  (5,787)              -- |           --              --
                                                                                               |
                                    Operating expenses (rent                                   |
 Lease                               expense)                          (1,099)              -- |           --              --
                                                                                               |
                                                                                               |
 Debt                               Interest expense                   (7,622)              -- |           --              752
                                     Waste disposal and                                        |
                                     related services                                          |
                                     revenues and energy                                       |
Deferred revenue                     revenues                             (94)              -- |           --              --
                                                                    -----------    ----------- |    ---------     -----------
Total                                                               $  69,239              174 |       17,329          21,254
                                                                    ===========    =========== |    =========     ===========
 Supplemental cash flow                                                                        |
    information                                                                                |
 Cash paid for interest                                             $  80,254              11  |       11,442           21,796
 Income taxes paid                                                                             |
    (received), net                                                    14,074            (191) |       (4,873)          11,721
                                                                                               |
 Noncash investing and financing                                                               |
    activities                                                                                 |
Noncash contribution from                                                                      |
    stockholders                                                    $  40,000                  |
Equity contributed in the                                                                      |
    August 31 Transactions                                            136,398                  |



21. Subsequent Events (unaudited)

DLJ Merchant Banking Partners and AIG Highstar Capital, L.P., stockholders of the Company, announced on February 1, 2005 that they have signed a definitive agreement to sell the Company (the Sale) to Danielson Holding Corporation (Danielson). Danielson will pay $740 million in cash for the equity of the Company. Subject to receipt of regulatory approvals and required financing, the transaction is expected to close in the second quarter of 2005.

In connection with the Sale, costs relating to transaction expenses, severance, employment contracts, the OMA, Long-Term Incentive Plans, housing subsidies, lease termination and other related items are estimated to be between $50 million and $70 million.